EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clinical Data, Inc. of our report dated March 28, 2005 relating to the financial statements and financial statement schedules of Icoria, Inc., which appears in Icoria, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina

January 13, 2006